UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):         May 21, 2012

AMREP Corporation
(Exact name of Registrant as specified in its charter)

Oklahoma	1-4702	59-0936128
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

300 Alexander Park, Suite 204, Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (609) 716-8200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

In June 2009, the Company’s subsidiary, Palm Coast Data LLC (“PCD”), received $3,000,000 pursuant to an award agreement with an agency of the State of Florida as part of the incentives made available in connection with a project, completed in October 2011, to consolidate the Company’s Subscription Fulfillment Services business operations from three locations in Colorado, Florida and Illinois into PCD’s existing Palm Coast, Florida location.  The award agreement, as amended (the “Award Agreement”), conditions PCD’s retention of the award, among other things, on its achievement of certain objectives through December 31, 2012 in terms of job retention and job creation, maintenance of average wages above a stated minimum, and capital expenditures exceeding a stated amount.  Under the Award Agreement, if the objectives are not satisfied or are not maintained through December 31, 2014, the Florida government may require PCD to return up to $600,000 of the award, plus interest, in respect of each calendar year from 2010 through 2014 for which there is a deficiency.

Because PCD is not irrevocably entitled to retain the full award, its amount has been recorded as a liability in the Company’s financial statements.

On May 21, 2012, PCD received notice from the Florida government requiring the return within 60 days of $1,200,000 of the award, plus interest, principally by reason of shortfalls in meeting the award’s employment objectives for 2010 and 2011.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2012
AMREP Corporation
(Registrant)

By: /s/ Peter M. Pizza
Peter M. Pizza
Vice President and
Chief Financial Officer